EXHIBIT 23.0



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Numbers 33-10784 on Form S-3 dated December 24, 1986, 33-14356 on Form S-8 dated May 15, 1987, 33-53188 on Form S-8 dated October 13, 1992, Number 33-59673 on
Form S-8 dated May 30, 1995, and 333-39347 on Form S-8 dated November 3, 1997, of our report dated February 9, 1998, with respect to the consolidated financial statements and schedules of Moto Photo, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


/s/ Ernst & Young LLP
Ernst & Young LLP
Dayton,  Ohio